Exhibit 5.1

November 4, 2021

Intelligent Medicine Acquisition Corp.

9001 Burdette Rd.

Bethesda, MD 20817

Re:	Intelligent Medicine Acquisition Corp. Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to Intelligent Medicine Acquisition Corp., a Delaware corporation (the “Company”), in connection with the preparation and filing with the U.S. Securities and Exchange Commission (the “Commission”), pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), of the Registration Statement on Form S-1 of the Company, (as amended through the date hereof, the “462(b) Registration Statement”), of up to an additional 3,450,000 units of the Company, including the underwriters’ over-allotment option, (collectively the “Units”) with each Unit consisting of:

(i)            one share of the Company’s class A common stock, par value $0.0001 per share (“Common Stock,” and the shares of Common Stock underlying the Units, the “Shares”); and

(ii)           one-half of one redeemable warrant of the Company (each whole warrant, a “Warrant”), with each Warrant entitling the holder to purchase one share of Common Stock, to be issued under a Warrant Agreement (the “Warrant Agreement”) to be entered into by the Company and Continental Stock Transfer & Trust Company, as warrant agent (in such capacity, the “Warrant Agent”), pursuant to the terms of an underwriting agreement (the “Underwriting Agreement”) to be executed by the Company and Cantor Fitzgerald & Co., as representative of the several underwriters named therein (collectively, the “Underwriters”).

The 462(b) Registration Statement relates to the Company’s Registration Statement on Form S-1, as amended (File No. 333-260205) (the “Registration Statement”), initially filed by the Company on October 13, 2021, as amended by Amendment No. 1 filed with the Commission on October 26, 2021 and declared effective by the Commission on November 4, 2021, including a related prospectus filed with the Registration Statement ( the “Prospectus”).

This opinion letter is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In connection with this opinion letter, we have examined and relied upon the Registration Statement, the Prospectus, the 462(b) Registration Statement, the form of Underwriting Agreement, the form of Warrant Agreement, the Company’s Certificate of Incorporation, the Company’s Bylaws, and a certificate of the Secretary of State of the State of Delaware certifying as to the formation and good standing of the Company under the laws of the State of Delaware as of November 4, 2021 (the “Good Standing Certificate”), as currently in effect, and the originals or copies certified to our satisfaction of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below. In addition to the foregoing, we have made such investigations of law as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

Intelligent Medicine Acquisition Corp.

November 4, 2021

In such examination and in rendering the opinions expressed below, we have assumed, without independent investigation or verification: (i) the genuineness of all signatures on all agreements, instruments, corporate records, certificates and other documents submitted to us; (ii) the legal capacity, competency and authority of all individuals executing documents submitted to us; (iii) the authenticity and completeness of all agreements, instruments, corporate records, certificates and other documents submitted to us as originals; (iv) that all agreements, instruments, corporate records, certificates and other documents submitted to us as certified, electronic, facsimile, conformed, photostatic or other copies conform to the originals thereof, and that such originals are authentic and complete; (v) the due authorization, execution and delivery of all agreements, instruments, corporate records, certificates and other documents by all parties thereto (other than the Company as expressly set forth below); (vi) that no documents submitted to us have been amended or terminated orally or in writing, except as has been disclosed to us in writing; (vii) that the Underwriting Agreement and the Warrant Agreement are the valid and binding obligations of each of the parties thereto, enforceable against such parties in accordance with their respective terms and that no such documents have been amended or terminated orally or in writing; (viii) that the statements contained in the certificates and comparable documents of public officials, officers and representatives of the Company and other persons on which we have relied for the purposes of this opinion letter are true and correct on and as of the date hereof; (ix) that there has not been nor will there be any change in the good standing status of the Company from that reported in the Good Standing Certificate; (x) that all documents filed as exhibits to the Registration Statement that have not been executed will conform to the forms thereof; and (xi) the Registration Statement shall have been declared effective and such effectiveness shall not have been terminated or rescinded. As to all questions of fact material to this opinion letter and as to the materiality of any fact or other matter referred to herein, we have relied (without independent investigation or verification) upon representations and certificates or comparable documents of officers and representatives of the Company.

Based upon the foregoing, and in reliance thereon, and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that:

1.             The Units, the Shares and the Warrants included in the Units, and the shares of Common Stock underlying the Warrants have been duly authorized by all necessary corporate action on the part of the Company.

2.             When (i) the Underwriting Agreement has been duly executed and delivered by the respective parties thereto and (ii) the Units have been duly issued by the Company and executed by Continental Stock Transfer & Trust Company, as transfer agent, as contemplated by the Registration Statement and the 462(b) Registration Statement, the Units will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms except as such enforceability may be limited by (A) any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally including, without limitation, fraudulent transfer or fraudulent conveyance laws; (B) public policy considerations, statutes or court decisions that may limit rights to obtain exculpation, indemnification or contribution (including, without limitation, indemnification regarding violations of the securities laws and indemnification for losses resulting from a judgment for the payment of any amount other than in United States dollars); and (C) general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing) and the availability of equitable remedies (including, without limitation, specific performance and equitable relief), regardless of whether considered in a proceeding in equity or at law.

Intelligent Medicine Acquisition Corp.

November 4, 2021

3.             When (i) the Underwriting Agreement and the Warrant Agreement have been duly executed and delivered by the respective parties thereto and (ii) the Units, the Shares and the Warrants have been issued and delivered in accordance with the Underwriting Agreement against payment in full of the consideration payable therefor as determined by the Board of Directors of the Company or a duly authorized committee thereof and as contemplated by the Underwriting Agreement, the Units and the Shares and the Warrants included in the Units will be validly issued, fully paid and non-assessable.

4.             When (i) the Underwriting Agreement and the Warrant Agreement have been duly executed and delivered by the respective parties thereto and (ii) the Warrants have been duly executed by the Company and duly countersigned by the Warrant Agent in accordance with the terms of the Warrant Agreement and delivered to and paid for by the Underwriters pursuant to the terms of the Underwriting Agreement, the Warrants will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms except as such enforceability may be limited by (A) any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally including, without limitation, fraudulent transfer or fraudulent conveyance laws; (B) public policy considerations, statutes or court decisions that may limit rights to obtain exculpation, indemnification or contribution (including, without limitation, indemnification regarding violations of the securities laws and indemnification for losses resulting from a judgment for the payment of any amount other than in United States dollars); and (C) general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing) and the availability of equitable remedies (including, without limitation, specific performance and equitable relief), regardless of whether considered in a proceeding in equity or at law.

5.             When (i) the Underwriting Agreement and the Warrant Agreement have been duly executed and delivered by the respective parties thereto, (ii) the Warrants have been duly executed by the Company and duly countersigned by the Warrant Agent in accordance with the terms of the Warrant Agreement and delivered to and paid for by the Underwriters pursuant to the terms of the Underwriting Agreement, and (iii) the Warrants are duly exercised in accordance with the terms of the Warrant Agreement, each share of Common Stock issuable upon exercise of the Warrants will be validly issued, fully paid and non-assessable.

Without limiting any of the other limitations, exceptions, assumptions and qualifications stated elsewhere herein, we express no opinion with regard to the applicability or effect of the laws of any jurisdiction other than the laws of the State of New York and the General Corporation Law of the State of Delaware as in effect on the date hereof. We are not rendering any opinion as to compliance with any federal or state antifraud law, rule or regulation relating to securities, or to the sale or issuance thereof.

This opinion letter deals only with the specified legal issues expressly addressed herein, and you should not infer any opinion that is not explicitly stated herein from any matter addressed in this opinion letter. This opinion letter is rendered solely in connection with the offering of the Units. This opinion letter is rendered as of the date hereof, and we assume no obligation to advise you or any other person with regard to any change after the date hereof in the circumstances or the law that may bear on the matters set forth herein even if the change may affect the legal analysis or a legal conclusion or other matters in this opinion letter.

Intelligent Medicine Acquisition Corp.

November 4, 2021

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the 462(b) Registration Statement and to the reference to our firm in the Prospectus under the heading “Legal Matters.” In giving such consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations of the Commission thereunder.

Very truly yours,

/s/ Paul Hastings LLP